Exhibit 23.3


                          Consent of Ernst & Young LLP
                  Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 2 on Form S-2 to Form S-3) and related Prospectus of e.Digital Corporation for the registration of 17,164,738 shares of its common stock and to the incorporation by reference therein of our report dated May 22, 2002, with respect to the March 31, 2002 financial statements of e.Digital Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

San Diego, California
February 15, 2005